Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO ANNOUNCES RECORD REVENUES AND EARNINGS FOR FISCAL YEAR 2010

3-FOR-2 STOCK SPLIT AND 50% INCREASE IN QUARTERLY DIVIDEND

•                  FY10 revenues reach $522 million, an 8% increase

•                  FY10 EPS totals $1.78, a 45% increase

•                  4Q FY10 revenues and EPS increase 33% and 106%, respectively

•                  FY11 EPS guidance of $1.90 - $2.25

HUNT VALLEY, Md., April 28, 2010  -  TESSCO Technologies Incorporated (NASDAQ:TESS) today announced record results for the fiscal year ended March 28, 2010.

Chairman, President and CEO Robert B. Barnhill stated, “TESSCO’s performance throughout fiscal 2010 was outstanding. For the year, we delivered record revenues and earnings, stronger-than-ever operations, no short-term borrowings, and the ability to substantially increase our cash dividend. These achievements reflect our company’s teamwork, intense focus and unwavering commitment to delivering value to our customers, manufacturers and shareholders.”

Mr. Barnhill continued, “The convergence of wireless and the Internet is revolutionizing the way people live and work.  New applications and systems are being developed and new opportunities created at an unprecedented rate.  TESSCO is at the forefront of these trends, fully dedicated to engineering and configuring better product and value chain solutions, at lower total costs, to support the construction, operation, and use of mobility and data wireless systems.

“Reflecting TESSCO’s exceptional performance and our positive earnings outlook for fiscal 2011, and considering the three-fold increase in our stock price over the past year, the board has authorized a three-for-two split of the company’s common stock and has approved a 50% increase in the cash dividend (to $0.15 per share on a pre-split basis; or $0.10 per share on a post-split basis).  These actions not only reflect TESSCO’s dedication to maximizing shareholder value but also clearly demonstrate our confidence in TESSCO’s ability to continue leveraging the favorable developments in our sector and deliver innovation and value to our customers.”

Fourth-Quarter and Full-Year 2010 Financial Results

Revenues for the fourth quarter of fiscal 2010 totaled $130.6 million compared to $98.2 million in the fiscal 2009 fourth quarter.  Gross profit for the 2010 fourth quarter was $29.9 million, or 22.9% of revenue, compared to $27.4 million, or 27.8% of revenue, in the prior-year period.  EBITDA* totaled $3.7 million in the 2010 fourth quarter compared to $2.4 million in the prior-year period.  The company reported net income of $1.7 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2010, compared to $0.8 million, or $0.16 per diluted share, in the prior-year quarter.

For the year ended March 28, 2010, revenues totaled $522.0 million compared to $483.0 million in fiscal 2009.  Gross profit for fiscal 2010 was $123.3 million, or 23.6% of revenue, compared to $121.9 million, or 25.2% of revenue, in fiscal 2009.   EBITDA* totaled $19.2 million in fiscal 2010 compared to $15.4 million in fiscal 2009.  The company reported net income of $9.1 million, or $1.78 per diluted share, in fiscal 2010, compared to $6.3 million, or $1.23 per diluted share, in fiscal 2009.

As of March 28, 2010, the company’s cash balance totaled $7.7 million and there was no balance outstanding on the revolving line of credit.  For the year, cash flows from operations totaled $14.8 million.

Three-for-Two Stock Split

On April 23, 2010, our Board of Directors took action to effect a 3-for-2 stock split in the form of a stock dividend.  On May 26, 2010, common shareholders will receive a stock dividend of one additional share for every two shares held as of the close of business on May 12, 2010. The market price for TESSCO’s common stock as reported by NASDAQ will reflect the stock dividend beginning May 27, 2010.  TESSCO will have approximately 7.5 million shares of common stock outstanding on a post-split basis.

Mr. Barnhill commented, “This is an exciting transaction for TESSCO and our shareholders. We believe that this stock dividend is an important step for continued diversification of our shareowner base, increasing liquidity and enhancing value for all shareowners.”

Quarterly Cash Dividend

Also on April 23, 2010, our Board of Directors declared a cash dividend of $0.15 per pre-split share.  This dividend, which will be payable on June 2, 2010 to shareholders of record on May 19, 2010, represents a 50% increase as compared to the quarterly dividends the company has been paying since its dividend program was initiated in August 2009.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of our Board of Directors.

Business Outlook

Mr. Barnhill concluded, “The economy as a whole is beginning to show signs of improvement and we are excited about the opportunities we see in our traditional sectors and new markets.  Based on these trends and variables, we anticipate earnings per share in the range of $1.90 to $2.25, on a pre-split basis for fiscal year 2011.  This wide range reflects the possibility of further improving market conditions and faster execution of our growth and productivity initiatives.”

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders.  The lack of an order backlog makes it even more difficult to forecast future results.

Stock Buyback Program

During the fourth quarter of fiscal 2010, the company did not repurchase any shares of common stock under its buyback program.  As of March 28, 2010, up to 60,309 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Fourth-Quarter-2010 Conference Call

TESSCO will hold a conference call to discuss its fiscal fourth-quarter-2010 results on Thursday, April 29, 2010 at 10:00 a.m. EDT.  To participate in the live call by telephone, dial 866-831-6224 (domestic) or 617-213-8853 (international) and reference conference ID #38544346.  A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. EDT on April 29, 2010 until 5:00 p.m. EDT on May 6, 2010. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617-801-6888 (international) and enter conference ID #71158737.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company’s presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company’s loan agreements. The definition of EBITDA as used in the company’s loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (NASDAQ:TESS) architects better product and value chain solutions, at lower total costs, to support the construction, operation and use of mobility and data wireless systems. The convergence of wireless and the internet is revolutionizing the way we live and work. New applications and systems are unlocking human potential at an unprecedented rate. TESSCO is there and is committed to delivering, fast and complete, the needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 28, 2010	December 27, 2009	March 29, 2009	March 28, 2010	March 29, 2009

Revenues	$130,555,300	$149,721,200	$98,221,900	$522,031,500	$483,007,200

Cost of goods sold	100,647,600	116,932,800	70,870,600	398,706,300	361,155,000
Gross profit	29,907,700	32,788,400	27,351,300	123,325,200	121,852,200
Selling, general and administrative expenses	27,245,600	27,939,700	25,995,600	108,269,000	110,656,400
Income from operations	2,662,100	4,848,700	1,355,700	15,056,200	11,195,800

Interest expense, net	42,100	90,600	147,900	318,300	664,300
Income before provision for income taxes	2,620,000	4,758,100	1,207,800	14,737,900	10,531,500

Provision for income taxes	893,000	1,850,900	422,600	5,599,100	4,203,500
Net income	$1,727,000	$2,907,200	$785,200	$9,138,800	$6,328,000

Basic earnings per share (1)	$0.35	$0.59	$0.16	$1.86	$1.26

Diluted earnings per share (1)	$0.33	$0.56	$0.16	$1.78	$1.23

(1) The company adopted ASC 260-10-45 effective March 30, 2009, which decreased Q4 2009 basic and diluted earnings per share by $0.01 and less than $0.01, respectively. The impact on fiscal year 2009 basic and diluted EPS was $0.04 and $0.03, respectively.

TESSCO Technologies Incorporated

Consolidated Balance Sheets (Unaudited)

	March 28, 2010	March 29, 2009

ASSETS
Current Assets:
Cash and cash equivalents	$7,658,700	$599,800
Trade accounts receivable, net	60,675,000	44,601,300
Product inventory	44,991,500	36,540,400
Deferred tax assets	4,615,000	4,366,700
Prepaid expenses and other current assets	1,597,000	2,168,500
Total current assets	119,537,200	88,276,700

Property and equipment, net	20,679,900	21,566,900
Goodwill, net	9,017,700	6,550,700
Other long-term assets	2,111,900	2,258,300
Total assets	$151,346,700	$118,652,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$59,548,900	$40,481,600
Payroll, benefits and taxes	8,974,200	6,494,400
Income and sales tax liabilities	2,528,000	2,908,400
Accrued expenses and other current liabilities	1,312,900	1,405,900
Revolving line of credit	—	—
Current portion of long-term debt	380,000	361,400
Total current liabilities	72,744,000	51,651,700

Deferred tax liabilities	3,650,800	2,416,000
Long-term debt, net of current portion	3,328,000	3,481,700
Other long-term liabilities	1,978,700	937,000
Total liabilities	81,701,500	58,486,400

Shareholders’ Equity:
Preferred stock	—	—
Common stock	81,500	80,100
Additional paid-in capital	36,937,700	34,503,700
Treasury stock, at cost	(42,819,400)	(42,155,700)
Retained earnings	75,543,000	67,880,900
Accumulated other comprehensive loss	(97,600)	(142,800)
Total shareholders’ equity	69,645,200	60,166,200

Total liabilities and shareholder’s equity	$151,346,700	$118,652,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation
and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 28, 2010	December 27, 2009	March 29, 2009	March 28, 2010	March 29, 2009
Net income	$1,727,000	$2,907,200	$785,200	$9,138,800	$6,328,000
Add:
Provision for income taxes	893,000	1,850,900	422,600	5,599,100	4,203,500
Interest expense, net	42,100	90,600	147,900	318,300	664,300
Depreciation and amortization	1,030,300	1,061,700	1,053,400	4,116,300	4,218,300
EBITDA	$3,692,400	$5,910,400	$2,409,100	$19,172,500	$15,414,100
EBITDA per diluted share	$0.71	$1.14	$0.48	$3.74	$2.99

(1) The company adopted ASC 260-10-45 effective March 30, 2009, which decreased Q4 2009 diluted EBITDA per share by $0.01. The impact on fiscal year 2009 diluted EBITDA was $0.07.

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended March 28, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$14,469	$608	$2,752	$17,829
Resellers	15,947	68,565	1,558	86,070
Users and Governments	13,682	4,104	5,332	23,118
Total Commercial/Government Revenue	44,098	73,277	9,642	127,017
Consumer Revenue	—	3,538	—	3,538
Total Revenue	$44,098	$76,815	$9,642	$130,555

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,218	$157	$620	$3,995
Resellers	4,535	13,088	395	18,018
Users and Governments	3,935	1,061	1,687	6,683
Total Commercial/Government Gross Profit	11,688	14,306	2,702	28,696
Consumer Gross Profit	—	1,212	—	1,212
Total Gross Profit	$11,688	$15,518	$2,702	$29,908

Change from the Quarter Ended March 29, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	31.0%	38.5%	0.4%	25.3%
Resellers	0.4%	68.5%	(30.7)%	46.4%
Users and Governments	15.1%	34.2%	(28.9)%	3.0%
Total Commercial/Government Revenue	13.6%	65.9%	(22.8)%	33.0%
Consumer Revenue	—	28.7%	—	28.7%
Total Revenue	13.6%	63.7%	(22.8)%	32.9%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	15.4%	23.6%	(6.3)%	11.7%
Resellers	(8.0)%	24.5%	(31.7)%	12.5%
Users and Governments	10.6%	5.3%	(23.1)%	(1.2)%
Total Commercial/Government Gross Profit	3.6%	22.8%	(21.3)%	8.9%
Consumer Gross Profit	—	22.5%	—	22.5%
Total Gross Profit	3.6%	22.8%	(21.3)%	9.3%

Change from the Quarter Ended December 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	5.5%	7.4%	(4.6)%	3.9%
Resellers	(12.8)%	(12.4)%	(8.0)%	(12.4)%
Users and Governments	(19.9)%	13.2%	(46.7)%	(24.7)%
Total Commercial/Government Revenue	(10.2)%	(11.2)%	(33.9)%	(13.1)%
Consumer Revenue	—	(1.1)%	—	(1.1)%
Total Revenue	(10.2)%	(10.7)%	(33.9)%	(12.8)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	2.1%	10.6%	(8.1)%	0.7%
Resellers	(4.2)%	(13.8)%	2.6%	(11.3)%
Users and Governments	(9.7)%	3.6%	(10.4)%	(8.0)%
Total Commercial/Government Gross Profit	(4.5)%	(12.5)%	(8.2)%	(9.0)%
Consumer Gross Profit	—	(3.4)%	—	(3.4)%
Total Gross Profit	(4.5)%	(11.9)%	(8.2)%	(8.8)%

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Fiscal Year Ended March 28, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$52,731	$2,178	$10,655	$65,564
Resellers	70,631	257,191	7,078	334,900
Users and Governments	56,665	14,451	36,152	107,268
Total Commercial/Government Revenue	180,027	273,820	53,885	507,732
Consumer Revenue	—	14,300	—	14,300
Total Revenue	$180,027	$288,120	$53,885	$522,032

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$12,442	$563	$2,554	$15,559
Resellers	19,589	54,000	1,699	75,288
Users and Governments	15,639	4,121	8,162	27,922
Total Commercial/Government Gross Profit	47,670	58,684	12,415	118,769
Consumer Gross Profit	—	4,556	—	4,556
Total Gross Profit	$47,670	$63,240	$12,415	$123,325

Change from Fiscal Year Ended March 29, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	13.2%	4.0%	(17.2)%	6.5%
Resellers	(3.2)%	24.9%	(25.3)%	16.2%
Users and Governments	6.0%	0.8%	(33.3)%	(12.0)%
Total Commercial/Government Revenue	4.1%	23.2%	(29.6)%	7.6%
Consumer Revenue	—	27.7%	—	27.7%
Total Revenue	4.1%	23.4%	(29.6)%	8.1%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	4.4%	(5.5)%	(14.1)%	0.5%
Resellers	(4.8)%	13.5%	(31.1)%	6.6%
Users and Governments	5.2%	(9.7)%	(34.4)%	(12.4)%
Total Commercial/Government Gross Profit	0.7%	11.3%	(30.6)%	0.7%
Consumer Gross Profit	—	17.5%	—	17.5%
Total Gross Profit	0.7%	11.7%	(30.6)%	1.2%

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